Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is made and entered into as of August 18, 2021, by and between Verra Mobility Corporation, a Delaware corporation (the “Company”), and PE Greenlight Holdings, LLC, a Delaware limited liability company (the “Selling Stockholder”), which is selling Shares (as defined below) in the Secondary Offering (as defined below.

RECITALS

WHEREAS, the Selling Stockholder owns 24,257,136 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, the Selling Stockholder proposes to sell through an underwritten public offering registered with the Securities and Exchange Commission (the “Secondary Offering”) at least 4 million of the Shares (the “Secondary Shares”); and

WHEREAS, the Company and the Selling Stockholder propose to enter into a transaction (the “Repurchase Transaction”) whereby the Selling Stockholder shall sell to the Company and the Company shall purchase from the Selling Stockholder such aggregate number of shares (rounded down to the nearest whole share) of Common Stock equal to $100 million (the “Repurchase Shares”) divided by the lesser of the per share of Common Stock price at which the shares of Common Stock are sold (i) to the public in the Secondary Offering, less the underwriting discount and (ii) in any other concurrent sale of shares of Common Stock by the Selling Stockholder (the “Per Share Repurchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

REPURCHASE

Section 1.01 Repurchase of Shares. The Selling Stockholder shall sell to the Company, and the Company shall purchase from the Selling Stockholder, the Repurchase Shares, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at the Per Share Repurchase Price.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the Repurchase Transaction (the “Closing”) shall take place via the electronic exchange of documents and signature pages immediately subsequent to the satisfaction or waiver of the conditions set forth in ARTICLE V herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”) or at such other time, date or place as the Selling Stockholder and the Company may agree in writing.

Section 2.02 Closing Deliverables. At the Closing, the Selling Stockholder shall deliver an executed instruction letter to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, along with any stock power or other documents required by the transfer agent, instructing the transfer agent to deliver the Repurchased Shares to the Company or as may otherwise be instructed by the Company, and the Company agrees to deliver to the Selling Stockholder a dollar amount equal to the product of the Per Share Repurchase Price and the number of Repurchase Shares sold by the Selling Stockholder by wire transfer of immediately available funds.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

The Selling Stockholder represents and warrants to the Company as follows:

Section 3.01 Title to Repurchase Shares. The Selling Stockholder has good and valid title to the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims. The Selling Stockholder will have, immediately prior to the Closing, good and valid title to the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims.

Section 3.02 Required Consents; Authority. Except as would not impair in any material respect the ability of the Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

Section 3.03 Receipt of Information. The Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction on the terms provided by this Agreement. The Selling Stockholder has had an opportunity to ask questions of and to receive answers from, the Company concerning the Company, the Repurchase Shares and the transactions described in this Agreement. The Selling Stockholder has had the opportunity to discuss with its tax advisors the consequences of the transactions described in this Agreement. The Selling Stockholder has not received, nor is it relying on, any representations or warranties from the Company other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Selling Stockholder as follows:

Section 4.01 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement and the consummation by it of the transactions contemplated hereby has been duly authorized, executed and delivered by the Company.

Section 4.02 Approvals. Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.01 Completion of Secondary Offering. The obligations of the Company to purchase the Repurchase Shares at the Closing are subject to the fulfillment on or prior to the Closing of the condition that the Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith.

ARTICLE VI

TAX TREATMENT

Section 6.01 Tax Treatment. The parties hereto agree to treat the purchase of the Repurchase Shares by the Company contemplated under this Agreement, along with the Secondary Offering, as a payment in exchange for the stock for purposes of Section 302(b) of the U.S. Internal Revenue Code of 1986, as amended, and agree to file relevant tax returns (including IRS Forms 1099) consistent with such treatment except upon a contrary final determination by an applicable taxing authority. In addition, the Company agrees not to treat the purchase of the Repurchase Shares under this Agreement as a dividend subject to U.S. federal withholding tax.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Termination. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that the conditions in Section 5.01 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.

Section 7.02 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.03 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.04 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 7.05 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.06 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.07 No Third-Party Beneficiaries. No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.

Section 7.08 No Broker. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the Repurchase Transaction.

Section 7.09 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.10 Notices. All notices and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to the Selling Stockholder:

PE Greenlight Holdings, LLC

c/o Platinum Equity Advisors, LLC

360 N. Crescent Drive, South Building

Beverly Hills, California 90210

Email: JHolland@platinumequity.com

Attention: John Holland, General Counsel

If to the Company:	Verra Mobility Corporation 1150 North Alma School Road Mesa, Arizona 85201 Email: Rebecca.Collins@verramobility.com Attention: General Counsel

Section 7.11 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such state.

Section 7.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VERRA MOBILITY CORPORATION

By:	/s/ David Roberts
Name:	David Roberts
Title:	CEO

PE GREENLIGHT HOLDINGS, LLC

By:	/s/ Justin Maroldi
Name:	Justin Maroldi
Title:	Assistant Secretary

[Signature Page to Share Repurchase Agreement]